Exhibit 10.3

SNOTARATOR, LLC
2591 Dallas Parkway, Suite 102
Frisco, Texas 75034

May 15, 2015

SMSA Ballinger Acquisition Corp.
2591 Dallas Parkway, Suite 102
Frisco, Texas 75034

Re:	Extension of Termination Date

Dear Madam or Sir:

Please be advised that the purpose of this letter is to evidence the willingness of the undersigned to extend the term of that certain Distributor Agreement, dated August 1, 2013, by and between the undersigned and SMSA Ballinger Acquisition Corp. (the “Agreement”), to May 15, 2017. Except as to the extension of the term of the Agreement, this letter shall not be deemed a modification of any other term or provision of the Agreement.

Please acknowledge your agreement with and understanding of the forgoing by executing this letter in the space below.

Regards, /s/ Orsolya Peresztegi Orsolya Peresztegi. President

ACKNOWKEDGED AND ACCEPTED this 15th day of May 2015 by SMSA Ballinger Acquisition Corp: By: /s/ Orsolya Peresztegi, President